                                                                     Exhibit 5.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 12, 2006 (except as to note 14 which is as of November 13, 2006) with respect to the consolidated financial statements of Olympus Pacific Minerals Inc. as at December 31, 2005 and 2004 and
for each of the years in the three year period ended December 31, 2005 in the
Registration Statement on Form 20-F of the Company dated November 16, 2006.

                                                    "Ernst & Young LLP"
Toronto, Canada                                     Chartered Accountants
November 16, 2006